[BDO Logo Appears Here]            BDO International
                                   Certified Public Accountants

                                   29th Floor Wing On Centre
                                   111 Conhaught Road Central
                                   Hong Kong
                                   Telephone: (852) 2541-5041
                                   Fax: (852) 2815-0002



Office of the Chief Accountant                                28 September, 2000
SECPS Letter File
Securities and Exchange Commission                      Ref. 31863\sh1999/2809fc
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.


Dear Sirs:


ASIAN STAR DEVELOPMENT, INC. (the Company)
------------------------------------------


We have read the information included in "Item 5 - Other Matters" of the Company's Form 10-QSB for the quarter ended 31 March, 2000 (copy attached), related to the event that occurred on 8 May, 2000, filed by our former client Asian Star Development, Inc. We agree with the statements made in that item insofar as they relate to our firm.



Yours faithfully,



/s/ BDO INTERNATIONAL
---------------------
    BDO International





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